Exhibit 99.1

Sigma Labs Issues Corrected Press Release for Pricing of $1.5 Million Offering of Common Stock and Warrants; Corrections to Warrant Classification

SANTA FE, NM – April 3, 2020 – Sigma Labs, Inc. (“Sigma Labs” or the “Company”) (NASDAQ: SGLB), a leading developer of quality assurance software for the commercial 3D printing industry, is issuing this corrected press release to revise the classification of warrants previously published in today’s press release announcing that it had entered into a definitive agreement with certain institutional investors for an offering of 515,465 units, each consisting of one share of Sigma Labs common stock (or a prefunded Series B Warrant to purchase one share of Sigma Labs common stock) to be issued in a public offering, and a Series A Warrant to purchase one share of Sigma Labs common stock to be issued in a private placement for a purchase price of $2.91 per unit, for aggregate gross proceeds of $1.5 million (the “Offering”).

The Company has entered into a definitive agreement with certain institutional investors for an offering of 515,465 units, each consisting of one share of Sigma Labs common stock (or a prefunded Series B Warrant to purchase one share of Sigma Labs common stock) to be issued in a public offering, and a Series A Warrant to purchase one share of Sigma Labs common stock to be issued in a private placement for a purchase price of $2.91 per unit, for aggregate gross proceeds of $1.5 million (the “Offering”). The Offering is expected to close on or about April 6, 2020, subject to the satisfaction of customary closing conditions.

In the Offering, Sigma Labs has agreed to sell an aggregate of approximately 493,027 shares of common stock and pre-funded Series B Warrants to purchase up to 22,438 shares of common stock. Sigma Labs will also issue to the investors unregistered warrants to purchase up to an aggregate of approximately 515,465 shares of common stock at an exercise price of $2.782 per share that are exercisable commencing the first trading day following the six month and one day anniversary of the issuance date and will expire five years from the initial exercisability date. Sigma Labs intends to use the net proceeds from this Offering for working capital and general corporate purposes.

Dawson James Securities, Inc. acted as the exclusive placement agent.

The shares of common stock and the pre-funded Series B Warrants described above are being offered pursuant to a shelf registration statement (File No. 333-225377). Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

The Series A Warrants and underlying shares of common stock sold in the Offering have not been registered under the Securities Act of 1933, as amended, or state securities laws as of the time of issuance and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The Company will file a prospectus supplement with the SEC relating to such shares of common stock and pre-funded Series B Warrants, and following such filing, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained from Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, or by telephone toll free at 866-928-0928 or by accessing the SEC’s website, www.sec.gov.

Terms of the Offering and related agreements will be disclosed in the Company’s Form 8-K to be filed with the Securities and Exchange Commission, available at http://www.sec.gov.

This press release replaces the previous press release that was released, which was released in error.

About Sigma Labs

Sigma Labs, Inc. (NASDAQ: SGLB) is a leading provider of quality assurance software to the commercial 3D printing industry under the PrintRite3D® brand. Founded in 2010, Sigma is a software company that specializes in the development and commercialization of real-time computer aided inspection (CAI) solutions known as PrintRite3D® for 3D advanced manufacturing technologies. Sigma Labs’ advanced computer-aided software product revolutionizes commercial additive manufacturing, enabling non-destructive quality assurance mid-production, uniquely allowing errors to be corrected in real-time. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on March 24, 2020 and which may be viewed at www.sec.gov.

Contacts:

Media Contact:

Julia Wakefield

Vice President

Rubenstein Public Relations

212-805-3021

jwakefield@rubensteinpr.com

www.rubensteinpr.com

Investor Contact:

Chris Tyson
Managing Director
MZ Group - MZ North America
949-491-8235
SGLB@mzgroup.us

Company Contact:

Steven Gersten
Sigma Internal IR
investors@sigmalabsinc.com